SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 11, 2014

BROOKLINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23695	04-3402944
(State or other jurisdiction	(Commission File No.)	(I.R.S. employer
of incorporation)		Identification No.)

131 Clarendon Street, Boston, Massachusetts	02117
(Address of principal executive offices)	(Zip Code)

(617) 425-4600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Underwriting Agreement

Brookline Bancorp, Inc. (the “Company”), Sterne, Agee & Leach, Inc. and Sandler O’Neill + Partners, L.P., as representatives of the several underwriters named in Schedule A to the Underwriting Agreement (as defined below) (the “Underwriters”), have entered into a Purchase Agreement, dated September 11, 2014 (the “Underwriting Agreement”), pursuant to which, subject to the satisfaction of the conditions set forth therein, the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Company, $75,000,000 aggregate principal amount of the Company’s 6.000% Fixed-to-Floating Rate Subordinated Notes due September 15, 2024 (the “Notes”). The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the Company’s Registration Statement on Form S-3 (File No. 333-197881) (the “Registration Statement”) related to the offering. The Company also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company and the Underwriters expect to consummate the sale and purchase of the Notes pursuant to the Underwriting Agreement on September 16, 2014, subject to the satisfaction of customary closing conditions.

The net proceeds to the Company from the sale of the Notes, after the underwriting discount, but before transaction expenses allocable to the sale of the Notes, will be $74,156,250. From and including the original issuance date to but excluding September 15, 2024, the Notes will bear interest at a rate per annum equal to 6.000%, and interest on the Notes is payable semi-annually in arrears on March 15 and September 15, beginning on March 15, 2015. From and including September 15, 2024, the Notes will bear interest at an annual floating rate equal to three-month LIBOR plus 3.315%, and interest on the Notes is payable quarterly in arrears on March 15, June 15, September 15 and December 15, except in each case if such day is not a business day. The Notes will be issued only in denominations of $1,000 and integral multiples of $1,000. The Notes are redeemable in whole or in part on September 15, 2024 or any scheduled interest payment date thereafter and upon the occurrence of certain special events.

The Notes will be unsecured, subordinated debt securities of the Company and (i) will rank junior in right of payment and upon the Company’s liquidation to the Company’s existing and all of the Company’s future senior indebtedness, as defined in the Indenture (as defined below); (ii) will rank equally in right of payment and upon the Company’s liquidation with the Company’s existing and all of the Company’s future indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Notes; (iii) will rank senior in right of payment and upon the Company’s liquidation to any indebtedness the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Notes; and (iv) will be structurally subordinated to the preferred stock, indebtedness and other liabilities of the Company’s existing and future subsidiaries.

The Notes were created and established, and the terms and conditions thereof were established, by action of the Company’s Board of Directors pursuant to, and in accordance with, the terms of the subordinated debt indenture, to be dated on or about September 16, 2014, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by a first supplemental indenture to be dated on or about September 16, 2014 (the first supplemental indenture and the subordinated debt indenture as amended and supplemented by the first supplemental indenture, the “Indenture”). The terms of the Notes are as set forth in the Indenture, which will govern the Notes.

The material terms of the Notes are described in the Company’s prospectus supplement dated September 11, 2014, which relates to the offer and sale of the Notes (the “Prospectus Supplement”), and the Company’s prospectus dated August 14, 2014, which relates to the offer and sale from time to time of up to $200,000,000 of securities of the Company, including subordinated debt securities of the Company to be issued pursuant to the Indenture (the “Base Prospectus”). The Prospectus Supplement, together with the Base Prospectus, was filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 11, 2014 pursuant to Rule 424(b)(5) under the Securities Act in connection with the offer and sale of the Notes. A Pricing Term Sheet, dated September 11, 2014, relating to, and setting forth certain terms of, the Notes was filed with the Commission pursuant to Rule 433 under the Securities Act on September 11, 2014.

Item 8.01 Financial Statements and Exhibits

On September 11, 2014, the Company issued a press release announcing the pricing of its Notes. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated September 11, 2014, by and among Brookline Bancorp, Inc., Sterne, Agee & Leach, Inc. and Sandler O’Neill + Partners, L.P., as representatives of the several underwriters named therein.

5.1	Opinion of Goodwin Procter LLP regarding the legality of the Notes being registered.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press release dated September 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2014	BROOKLINE BANCORP, INC.

	By:	/s/ Michael W. McCurdy
Michael W. McCurdy
Chief Risk Officer, General Counsel & Secretary

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit No.	Description
1.1

Underwriting Agreement, dated September 11, 2014, by and among Brookline Bancorp, Inc., Sterne, Agee & Leach, Inc. and Sandler O’Neill + Partners, L.P., as representatives of the several underwriters named therein.

5.1	Opinion of Goodwin Procter LLP regarding the legality of the Notes being registered.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press release dated September 11, 2014.